EXHIBIT 10.1

PIONEER NATURAL RESOURCES COMPANY
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective as of September 1, 2021)

PIONEER NATURAL RESOURCES COMPANY
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective as of September 1, 2021)
This Amended and Restated PIONEER NATURAL RESOURCES COMPANY EMPLOYEE STOCK PURCHASE PLAN (this “Plan”) is made and executed by Pioneer Natural Resources Company, a Delaware Corporation (the “Company”).
W I T N E S S E T H T H A T:
WHEREAS, the Pioneer Natural Resources Company Employee Stock Purchase Plan was adopted by the Board of Directors of the Company (the “Board”) and approved by the stockholders of the Company on August 7, 1997;
WHEREAS, the Company amended and restated the Plan on December 9, 2005 to incorporate prior amendments and make certain other changes;
WHEREAS, the Company subsequently amended the Plan on September 1, 2007 to make certain changes to the Plan; and
WHEREAS, the Company now desires to again amend and restate the Plan to incorporate the prior amendment to the Plan and make certain other changes.
NOW, THEREFORE, in consideration of the premises and pursuant to the authority reserved thereunder, the Pioneer Natural Resources Company Employee Stock Purchase Plan is hereby amended by restatement in its entirety, effective as of September 1, 2021, to read as follows:
1.Purpose. The purpose of the Plan is to provide eligible employees with an incentive to advance the interests of the Company by affording an opportunity to purchase stock of the Company at a favorable price.
2.Administration Of The Plan. The Plan shall be administered by a committee of, and appointed by, the Board (the “Committee”). Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan; shall make such rules as it deems necessary for the proper administration of the Plan; shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a Participant’s (as defined in subparagraph 6(b)) option under the Plan; and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate; and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. For the avoidance of doubt, the

Committee may appoint agents to assist it in administering this Plan, and may delegate to one or more officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee may determine, to perform such functions of the Committee under the Plan, including administrative functions, as the Committee may determine. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan.
3.Participating Companies. Each present and future parent or subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is eligible by law to participate in the Plan shall be a “Participating Company” during the period that such corporation is such a parent or subsidiary corporation; provided, however, that the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Company’s Plan participation; provided, further however, that any foreign parent or subsidiary corporation of the Company shall be eligible to participate in the Plan only upon approval of the Board or the Committee. Any Participating Company may, by appropriate action of its board of directors, terminate its participation in the Plan. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder.
4.Eligibility. All employees, other than officers, of the Company and the Participating Companies who have been employed by the Company or any Participating Company (including any predecessor company) since the first day of the month that precedes the applicable date of grant (defined below) (including any authorized leave of absence meeting the requirements of Treasury Regulation § 1.421 -1(h)(2)) and who are customarily employed at least 20 hours per week and at least five (5) months per year shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code) (“Eligible Employee”). By way of example, if the date of grant is January 1 of a year, an employee must have been employed by the Company or a Participating Company since December 1 of the prior calendar year and otherwise meet the conditions set forth in the Plan in order to be an Eligible Employee. Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from an offering if (1) the grant of an option under the offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (2) compliance with the laws of the foreign jurisdiction would cause the offering to violate the requirements of Section 423 of the Code.
5.Stock Subject To the Plan.
(a)Subject to the provisions of paragraph 12 (relating to adjustment upon changes in stock), the aggregate number of shares of the authorized common stock, par value $.01 per share, of the Company (the “Stock”) which may be sold pursuant to options granted under the Plan shall not exceed 2,500,000 less the total number of shares sold under the Plan from the adoption of the Plan through the effective date of this amendment and restatement of the Plan. Such shares may be unissued shares, reacquired shares, or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.
(b)The number of shares which a Participant may purchase under the Plan on the exercise date may be reduced if the offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares which, if added together with the total number of shares purchased by all other Participants in such offering would exceed the total number of shares remaining available under the Plan. If the Committee determines that, on a particular exercise date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
6.Grant of Options.
(a)General Statement; “Date of Grant;” “Option Period;” “Date Of Exercise.” Upon the effective date of the Plan and continuing while the Plan remains in force, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, these options shall be granted on January 1, 2008, and, thereafter, on the first day of January of each subsequent year (each of which dates is herein referred to as a “date of grant”). The term of each option granted shall be for a period of eight (8) months beginning on date of grant and ending on August 31 (each such 8-month period is herein referred to as an “option period”). The last day of each option period is herein referred to as a “date of exercise.” The Committee shall have the authority to change the duration, frequency, start and end dates of option periods. The number of shares subject to each option shall be the quotient of the sum of the payroll deductions withheld on behalf of each Participant in accordance with subparagraph 6(b), the payments made by such Participant pursuant to subparagraph 6(f) during the option period and any amount carried forward from the preceding option period pursuant to subparagraph 7(a), divided by the “option price” (defined in subparagraph 7(b)) of the Stock, excluding all fractions; provided, however, that the maximum number of shares that may be subject to any option may not exceed one thousand (1,000) (subject to adjustment as provided in paragraph 12).
(b)Election to Participate; Payroll Deduction Authorization. Except as provided in subparagraph 6(f), an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each Eligible Employee who elects to participate in the Plan (each such participating Eligible Employee being a “Participant”) shall deliver to the Company, in accordance with the enrollment procedures established by the Committee, a payroll authorization form, which may be electronic, whereby he gives notice of his election to participate in the Plan as of the next following date of grant, and whereby he designates an integral percentage or specific amount of his “eligible compensation” (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and credited to a book entry account established in his name. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. The designated percentage or specific amount may not result in a deduction during any payroll period of an amount less than $20.00. The designated percentage or specific amount may not exceed either of the following: (i) 15% of the amount of eligible compensation from which the deduction is made (or such other maximum percentage as the Committee may establish from time to time before an option period begins), or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in subparagraph 6(e).
(c)Changes in Payroll Authorization. Except as provided in subparagraph 8(a), the payroll deduction authorization referred to in subparagraph 6(b) may not be changed during the option period.
(d)“Eligible Compensation” Defined. The term “eligible compensation” means “Basic Compensation” as defined under the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan, as amended or restated from time to time.
(e)$25,000 Limitation. No Eligible Employee shall be granted an option under the Plan to the extent such grant would permit him to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of the Fair Market Value of Stock (defined in subparagraph 7(b)) (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code).
(f)Leaves of Absence. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation § 1.421-1(h)(2), a Participant’s elected payroll deductions shall continue. If a Participant takes an unpaid leave of absence that is approved by the Company or a Participating Company and meets the requirements of Treasury Regulation § 1.421-1(h)(2), then such Participant may continue participation in the Plan by cash payments to the Company on his normal pay days equal to the reduction in his payroll deductions caused by his leave. If a Participant on such leave fails to make such payments, or if a Participant takes a leave of absence that is not described in the preceding provisions of this subparagraph 6(f), then the Committee shall determine whether the Participant shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 8 hereof or whether the Participant’s payroll deductions shall remain subject to the Plan and used to exercise options on the next following date of exercise.
(g)Continuing Election. Unless a Participant is notified to the contrary, a Participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a date of grant and (ii) who takes no action to change or revoke such election as of the next following date of grant and/or as of any subsequent date of grant prior to any such respective date of grant and who has not terminated employment or otherwise become ineligible to participate in the Plan, shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant as was in effect for the date of grant for which he made such election to participate. A Participant who wants to discontinue participation in the Plan for a subsequent option period shall deliver to the Company a notice of withdrawal pursuant to paragraph 8 at least thirty (30) days prior to the beginning of the option period.
7.Exercise of Options.
(a)General Statement. Each Eligible Employee who is a Participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each date of exercise to the extent that the cash balance then in his account under the Plan is sufficient to purchase at the “option price” (as defined in subparagraph 7(b)) whole shares of Stock. Fractional shares are not permitted under the Plan. Any balance remaining in his account after payment of the purchase price of those whole shares may, at the discretion of the Company, either be refunded to him as soon as practicable after each date of exercise, or carried forward and used towards the purchase of whole shares in the next following option period.
(b)“Option Price” Defined. The option price per share of Stock to be paid by each Eligible Employee on each exercise of his option shall be an amount equal to the lesser of 85% of the Fair Market Value of the Stock on the date of exercise or on the date of grant. For all purposes under the Plan, the “Fair Market Value” of a share of Stock means, for a particular day:
(i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or
(ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System (or a similar system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or
(iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or
(iv) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or
(v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).
(c)Delivery of Stock. As soon as reasonably practicable after each date of exercise, the Company shall deposit into each Participant’s brokerage account maintained for the purposes of holding Stock under this Plan and other employee benefit plans of the Company, the number of whole shares of Stock purchased by such Participant upon exercise of his or her options granted hereunder. Except as provided in the immediately following sentence, shares of Stock purchased upon exercise of options granted hereunder shall be uncertificated and evidenced by book entry into the brokerage accounts described above. Upon written request made by any Participant to the Company, the Company shall arrange, as soon as practicable after receipt of any such request, to deliver to such Participant a certificate representing any or all such uncertificated shares of Stock. In the event the Company is required to obtain from any commission or agency authority to issue any shares of Stock hereunder, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any shares of Stock shall relieve the Company from liability to any Participant in the Plan except to return to the Participant the amount of the balance in the Participant’s account. The Company may cause any Stock certificates issued in connection with the exercise of options under the Plan to bear such legend or legends, and the Company may take such other actions, including restrictions on transfer, as it deems appropriate in order to reflect the provisions of this subparagraph 7(c) and to assure compliance with applicable securities laws. Neither the Company nor the Committee shall have any liability with respect to a delay in the delivery of Stock or a certificate pursuant to this subparagraph 7(c).

8.Withdrawal from the Plan.
(a)General Statement. Any Participant may withdraw in whole from the Plan at any time prior to 30 days before the exercise date relating to a particular option period. Partial withdrawals shall not be permitted. A Participant who wishes to withdraw from the Plan must timely deliver to the Company, in accordance with the withdrawal procedures established by the Committee, a notice of withdrawal, which may be electronic. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the Participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate. If a Participant withdraws prior to the exercise date relating to a particular option period, no further payroll deductions will be withheld during any succeeding option period unless the Participant re-enrolls in accordance with subparagraph 6(b).
(b)Eligibility Following Withdrawal. A Participant who withdraws from the Plan shall not be eligible to participate in the Plan during the then-current option period (if any), but shall be eligible to participate again in the Plan in a subsequent option period (provided that he is otherwise an Eligible Employee at such time) if he re-enrolls in accordance with subparagraph 6(b).
9.Termination of Employment. If the employment of a Participant terminates for any reason whatsoever, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall refund to him the amount of the cash balance in his account under the Plan, and thereupon his interest in unexercised options under the Plan shall terminate.
10.Restriction Upon Assignment of Option. An option granted under the Plan shall not be pledged, assigned or transferred or otherwise disposed of in any way (other than by will or the laws of descent and distribution). Each option shall be exercisable only by the Participant to whom granted during such Participant’s lifetime. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Plan the notice for which has been delivered to the Company.
11.No Rights of Stockholder Until Stock Issued. With respect to shares of Stock subject to an option, a Participant shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder, until (a) shares of Stock are deposited into his brokerage account, as described in subparagraph 7(c) hereof, or (b) a certificate for shares of Stock is issued on his behalf, whichever occurs first.
12.Adjustments Upon Changes in Stock.
(a)Adjustments Upon Changes in Capitalization. In the event of any change in the number or kind of outstanding shares of Stock subject to options hereunder effected without receipt of consideration therefor by the Company, by reason of a stock dividend, stock split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, an appropriate and proportionate adjustment shall be made in the number or kind of shares as to which options are or may be granted hereunder. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, in the outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment, if appropriate, in the price for each share of Stock covered by the option. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of shares subject to any option granted hereunder shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Section 12(a).
(b)Adjustments Upon Change of Control. Further, in the event of a Change of Control (as defined below) of the Company, the Committee shall, at its option,(i) substitute for the shares of the Company subject to the unexercised portions of such outstanding options an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to the stockholders of the Company with respect to the same class of shares of the Company (or, as appropriate, in the case of an acquisition of the Company by another corporation, substitute the shares of the acquiring corporation for the shares of the Company); or (ii) cancel all such options as of the effective date of any such transaction by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the holders thereof to exercise of all such outstanding options, without regard to any other provisions of the Plan, during the 30-day period immediately preceding such effective date; or (iii) allow the options granted under the Plan to remain outstanding without any modifications or amendments.
(c)Change of Control Defined. For purposes of subparagraph 12(b) of the Plan, a “Change of Control” means an event that constitutes a “change in control” as defined in the Company’s Amended and Restated 2006 Long-Term Incentive Plan, as subsequently amended from time to time; or if any successor or subsequent equity incentive plan is adopted by the Company, “Change in Control” means an event that constitutes a “change in control” under such successor or subsequent plan, as amended from time to time; provided, however, that any amendment to such definition or definition in a successor or subsequent plan shall not be applied in determining the definition of Change in Control under this Plan, with respect to any rights applicable to the option period during which the revision to the definition occurs, unless such amended or alternate definition operates at least as favorably to the affected Participant in all relevant respects as the definition of Change in Control prior to such amendment.
13.Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his account under the Plan.

14.Term of the Plan. This amended and restated version of the Plan shall be effective as of September 1, 2021. If not sooner terminated under the provisions of paragraph 15, the Plan shall terminate upon and no further options shall be granted after December 31, 2041.
15.Amendment, Suspension or Termination of the Plan. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time. The Board may suspend the operation of the Plan for any period as it may deem advisable by determining not to commence a new offering period following any exercise date; provided, that the Board may subsequently determine to end any suspension period and commence a new offering period, subject to and to the extent permitted by the requirements of applicable laws or regulatory guidance, including Section 423 of the Code and the terms of the Plan. However, no amendment or suspension shall change any option theretofore if such change would impair the rights of the Participant without the consent of such Participant. The Board may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, extend the term of the Plan, cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, or otherwise modify the requirements as to eligibility for participation in the Plan without the approval of the stockholders of the Company.
16.Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.
17.No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.
18.Withholding. To the extent required by applicable federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.
19.Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the date of grant or within one year after the exercise date.
20.Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
21.General Provisions.
(a)Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.
(b)Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
(c)The Plan shall be binding on the Company and its successors and assigns.
(d)This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
(e)The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423.
(f)If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

EXECUTED effective September 1, 2021.
PIONEER NATURAL RESOURCES COMPANY
By:    /s/ Mark H. Kleinman
Mark H. Kleinman, Executive Vice President and General Counsel

11